UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021 (December 14, 2021)

Alnylam Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Henri A. Termeer Square Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

As previously announced, Yvonne L. Greenstreet, MBChB, MBA, Alnylam Pharmaceuticals, Inc.’s (the “Company”) current President and Chief Operating Officer, has been appointed Chief Executive Officer of the Company effective January 1, 2022. On December 14, 2021, the Board of Directors (the “Board”) of the Company approved, at the recommendation of the People, Culture and Compensation Committee (“Compensation Committee”) of the Board, and the Company entered into, an employment agreement with Dr. Greenstreet governing the terms of her employment as its Chief Executive Officer (the “Agreement”). The principal terms of the Agreement are summarized below.

The Agreement has an initial term through December 31, 2023 and will automatically renew for one year periods unless written notice is given by either party.

Dr. Greenstreet’s current compensation for the 2021 performance year will continue in accordance with the Company’s current compensation plans and practices. Effective with her appointment as Chief Executive Officer, for the 2022 performance year, Dr. Greenstreet will receive an annual base salary of $850,000 and a target bonus of 100% of her base salary. Dr. Greenstreet will also receive initial equity awards, representing her new role as Chief Executive Officer and her annual long-term incentive award, and a cash award, as described below. Dr. Greenstreet’s compensation thereafter will be established and determined by the Board, following its consideration of the recommendations of the Compensation Committee.

The Compensation Committee approved the grant, effective as of December 31, 2021 (“Grant Date”), to Dr. Greenstreet of non-qualified stock options having a Grant Date fair value of $5,000,000 as determined in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, of stock options granted under the Company’s equity plans. The stock options will have a ten-year term and an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Grant Date. The stock options will vest over a four-year period with 25% of the award vesting on the first anniversary of the Grant Date and then an additional 6.25% of the award vesting at the end of each three-month period thereafter until the fourth anniversary of the Grant Date.

In addition, Dr. Greenstreet will be granted non-qualified stock options to purchase shares of the Company’s common stock having a Grant Date fair value of $2,500,000 and performance stock units (“PSUs”) having a Grant Date fair value of $7,500,000 at the same time annual equity awards are granted to the Company’s Management Board (expected to be in February 2022), with the same terms and conditions, including performance criteria for the PSUs, applicable to the awards granted to the Company’s Management Board.

Dr. Greenstreet will receive a one-time award of $250,000 on January 1, 2022 to facilitate her transition to the Boston area in connection with her serving as Chief Executive Officer of the Company. In the event Dr. Greenstreet terminates her employment with the Company without Good Reason or she is terminated by the Company for Cause, as such terms are defined in the Agreement, within the following 24 months, Dr. Greenstreet will be required to repay all or a portion of the gross amount of the award. Effective January 1, 2022, the Company will no longer provide any housing or travel relocation benefits to Dr. Greenstreet.

If Dr. Greenstreet’s employment is terminated by the Company other than for Cause or by Dr. Greenstreet for Good Reason prior to a Change in Control, as such terms are defined in the Agreement, she will not receive any cash severance, her outstanding unvested equity awards will continue to vest until the second anniversary of the termination date, and her outstanding stock options shall remain exercisable until the earlier of the second anniversary of the termination date and the original expiration dates of such options; provided that in the event that a Change in Control occurs on or before the second anniversary of the termination date, her then-outstanding stock options will be treated in the same manner as the then-outstanding stock options held by continuing members of the Company’s Management Board.

If Dr. Greenstreet’s employment is terminated by the Company other than for Cause or by Dr. Greenstreet for Good Reason within eighteen (18) months after a Change in Control, as such terms are defined in the Agreement, Dr. Greenstreet will receive (i) a lump sum amount in cash equal to two (2) times the sum of (x) her annual base salary and (y) her target bonus for the fiscal year in which the Change in Control occurred, (ii) a monthly cash payment for up to twenty-four (24) months equal to the monthly employer contribution the Company would have paid to provide Dr. Greenstreet with health insurance if she had remained employed, and (iii) all outstanding stock options and other stock-based awards shall immediately accelerate and become fully exercisable and nonforfeitable, and the performance criteria shall be deemed satisfied for any awards subject to performance conditions.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated December 14, 2021, between Alnylam Pharmaceuticals, Inc. and Dr. Yvonne L. Greenstreet

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: December 20, 2021	By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton
Executive Vice President, Chief Financial Officer